UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Letter Amendment to Credit Agreement

On January 20, 2006, Forest City Enterprises, Inc. (the "Company") and Forest City Rental Properties Corporation ("FCRPC"), a wholly owned subsidiary of the Company, executed a consent letter (the "Consent Letter") which amends FCRPC’s existing Credit Agreement with KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, and the banks party to the Credit Agreement dated March 22, 2004, as amended (the "Credit Agreement"). The Consent Letter increases the amount of letters of credit available to FCRPC under the Credit Agreement from $60,000,000 to $100,000,000 and permits the Company to enter into and perform its obligations under a specified guaranty, but does not otherwise amend the Credit Agreement.

The Consent Letter is included as Exhibit 10.1. The foregoing discussion of the terms of the Consent Letter is qualified in its entirety by reference to the full text of such exhibit, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

10.1 - Consent Letter, dated January 20, 2006, by and among Forest City Enterprises, Inc., Forest City Rental Properties Corporation, the banks listed therein, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

February 24, 2006	By:	/s/ Thomas G. Smith

Name: Thomas G. Smith
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consent Letter, dated January 20, 2006, by and among Forest City Enterprises, Inc., Forest City Rental Properties Corporation, the banks listed therein, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent.